                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Definitive Proxy Statement

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                         CONSOLIDATED FREIGHTWAYS, INC.
                (Name of Registrant as Specified In Its Charter)

                         CONSOLIDATED FREIGHTWAYS, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
   6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

  (4) Proposed maximum aggregate value of transaction:
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*Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount previously paid:

  (2) Form, Schedule or Registration No.:

  (3) Filing Party:

  (4) Date Filed:

                                                           April ___, 1994

Dear Fellow Shareholder:

     Our April 25 Annual Meeting is now only a short time away. Your vote is important, and, even if you have voted previously, I urge you to sign, date and return the enclosed WHITE proxy card today.

     Several proposals are expected to be presented at the Annual Meeting by current or former employees who are or were members of the International Brotherhood of Teamsters. A Teamster-financed "CF Shareholders Committee" is circulating green proxy cards and trying to enlist support for these proposals.

     We believe these proposals are part of an ongoing, well-financed "Corporate Campaign" by the Teamsters to harass your Board and management and thereby gain indirect leverage in labor matters to the detriment of your interests as a CF shareholder. As you probably know, the Teamsters are now on strike against virtually all of the nation's major unionized trucking companies, including one of CF's major operating subsidiaries.

     We urge you to vote AGAINST these shareholder proposals (Items 4 and 5) on the enclosed WHITE proxy card. If you previously voted on the green proxy card sent by the Teamster-financed "Committee," you can revoke that proxy by simply signing, dating and returning the WHITE proxy card.

     We thank you for your continued support.

                                          Sincerely,

                                          /s/ DONALD E. MOFFIT

                                          Donald E. Moffit
                                          President and Chief Executive Officer

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If your shares of Common Stock are held in the name of a bank or brokerage firm, only that firm can execute a proxy card on your behalf. Please contact the person responsible for your account with your voting instructions.

    If you have questions or need assistance in voting your shares, please contact the firm assisting us in the solicitation of proxies:

                           GEORGESON & COMPANY INC.
                               WALL STREET PLAZA
                           NEW YORK, NEW YORK 10005

                           TOLL FREE: 1-800-223-2064
                       COLLECT IN NEW YORK: 212-509-6240
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